Exhibit 99.1

Press Release

TIDEWATER INC. • Pan-American Life Center •601 Poydras Street, Suite 1500•New Orleans, LA 70130• Telephone (504) 568-1010 • Fax (504) 566-4582

Tidewater Declares Quarterly Dividend on Common Stock

NEW ORLEANS, November 12, 2015-- Tidewater Inc. (NYSE:TDW) announced that its Board of Directors declared on November 12, 2015, a quarterly cash dividend of $0.25 per share of common stock payable December 15, 2015, to shareholders of record on December 4, 2015.

Tidewater is the leading provider of Offshore Service Vessels (OSVs) to the global energy industry.

CONTACT: Tidewater Inc., New Orleans

Joe Bennett, Executive Vice President and Chief Investor Relations Officer

504-566-4506

SOURCE: Tidewater Inc.

1